Exhibit 10.29

AMENDMENT TO
EXECUTIVE COMPENSATION AGREEMENT

This AMENDMENT TO EXECUTIVE COMPENSATION AGREEMENT is dated February 27, 2012, by and between Dais Analytic Corporation, a New York corporation (the “Company”), and Timothy N. Tangredi (“Executive”).

WHEREAS, the Company and Executive are parties to an Executive Compensation Agreement dated January 11, 2012 (the “Executive Compensation Agreement”)

WHEREAS, the parties desire to amend the Executive Compensation Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreement hereinafter set forth, it is agreed as follows:

1.	Section 2 “Termination” is hereby deleted in its entirety and in place thereof the following is inserted.

“2. Termination. This Agreement shall immediately terminate and shall have no force or effect, if the Equity Financing is not completed on or prior to April 30, 2012.”

2.	Except as otherwise set forth herein, the Executive Compensation Agreement remains unamended and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Executive Compensation Agreement as of the date first written above.

EXECUTIVE:	DAIS ANALYTIC CORPORATION

/s/ Timothy N. Tangredi	By:	/s/ Robert Schwartz
Timothy N. Tangredi		Robert Schwartz Authorized Signatory